Exhibit 25.01

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM  T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1999 Avenue of the Stars – Floor 26
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Robert M. Macallister
Vice President and Assistant General Counsel
J. P. Morgan Trust Company, National Association
c/o 1 Chase Manhattan Plaza, 25th Floor
New York, New York 10081
Tel:  (212) 552-1716

(Name, address and telephone number of agent for service)

American States Water Company

(Exact name of obligor as specified in its charter)

California	95-4676679
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

630 East Foothill Boulevard
San Dimas, California	91773
Address of principal executive offices)	(Zip Code)

DEBT SECURITIES

(Title of the indenture securities)

Item 1.                                                        General Information.

Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                                                        Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.                                                 List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.

Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.

Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

2

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 14th day of August, 2006.

J. P. Morgan Trust Company, National Association

By	/s/ :Mauri J. Cowen
Mauri J. Cowen
Authorized Signatory

3

Exhibit 7 to Form T-1

Bank Call Notice

Consolidated Report of Condition of

J. P. Morgan Trust Company, National Association

(formerly Chase Manhattan Bank and Trust Company, N.A.)

Statement of Condition at the close of business June 30, 2006

		Dollar Amounts
Hyperion Accounts to pick up	Assets	in Millions
1105	Cash and Due From Banks	18,834
1200, 1400	Securities	240,601
1560	Loans and Leases	137,050
1600	Premises and Fixed Assets	5,290
19216	Intangible Assets	335,608
19194	Goodwill	202,094
1800, 19060, 19092, 19200, 19250	Other Assets	45,317
1999	Total Assets	984,794

	Liabilities
2105	Deposits	80,959
2710	Other Liabilities	47,388
2800	Total Liabilities	128,347

	Equity Capital
3100	Common Stock	600
3200	Surplus	701,587
3400, 3620	Retained Earnings	154,260
3520	Total Equity Capital	856,447

3900	Total Liabilities and Equity Capital	984,794